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                                                                    Exhibit 99.3



November 16, 2001

Reporters may contact:
Eloise Hale, Bank of America, 704.387.0013 eloise.hale@bankofamerica.com


                Bank of America to host conference for investors


CHARLOTTE, NC -- Bank of America Corporation will host a conference for investors in Charlotte, North Carolina on November 27-28, 2001. The company will discuss their corporate and line of business strategy as well as their long-term financial goals.

A live webcast of the presentations, in addition to accompanying slides, will be available at www.bankofamerica.com/investor. A replay of the webcast will be available on the site for two weeks.

About Bank of America
One of the world's leading financial services companies, Bank of America is committed to making banking work for customers like it never has before. Through innovative technologies and the ingenuity of its people, Bank of America provides individuals, small businesses and commercial, corporate and institutional clients across the United States and around the world new and better ways to manage their financial lives.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges. The company's Web site is www.bankofamerica.com. News, speeches and other corporate information can be found at www.bankofamerica.com/newsroom.
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